UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 1, 2009

OIL STATES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16337 (Commission File Number)	76-0476605 (I.R.S. Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4620 Houston, Texas 77002 (Address and zip code of principal executive offices)
Registrant’s telephone number, including area code: (713) 652-0582
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 1, 2009, Oil States International, Inc. (the “Company”) entered into Amendment No. 3 (the “Amendment”) with the lenders to its existing credit agreement dated as of October 30, 2003 (the “Credit Agreement”). The Amendment modifies certain portions of the covenant related to investments, loans and advances by the Company in order to combine existing investment limitations for foreign cash and non-cash investments into an existing, larger, more broadly defined investment limitation. In addition, the Amendment modifies the definition of “Permitted Acquisitions” to allow for additional flexibility in pursuing foreign acquisitions. The Amendment does not modify the financial covenants or pricing of the Credit Agreement. For a more thorough description of the Amendment, please review a copy of the Amendment as is filed herewith as Exhibit 10.11E and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of Document
10.11E	Amendment No. 3 dated as of October 1, 2009, related to the Credit Agreement among Oil States International, Inc., the lenders named therein and Wells Fargo Bank, N.A., as Lead Arranger, U.S. Administrative Agent and U.S. Collateral Agent; and The Bank of Nova Scotia, as Canadian Administrative Agent and Canadian Collateral Agent; Capital One N.A. and Royal Bank of Canada, as Co-Syndication Agents and JP Morgan Chase Bank, N.A. and Calyon New York Branch, as Co-Documentation Agents.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 2, 2009

OIL STATES INTERNATIONAL, INC.
By:	/s/ Bradley J. Dodson
	Name:	Bradley J. Dodson
	Title:	Vice President, Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit
Number	Description of Document
10.11E	Amendment No. 3 dated as of October 1, 2009, related to the Credit Agreement among Oil States International, Inc., the lenders named therein and Wells Fargo Bank, N.A., as Lead Arranger, U.S. Administrative Agent and U.S. Collateral Agent; and The Bank of Nova Scotia, as Canadian Administrative Agent and Canadian Collateral Agent; Capital One N.A. and Royal Bank of Canada, as Co-Syndication Agents and JP Morgan Chase Bank, N.A. and Calyon New York Branch, as Co-Documentation Agents.